Exhibit (c)(8)

Citigroup Global Markets Inc. | Global Energy Group

July 2019

Project Prairie 2.0

Precedent Cash Transaction Performance

Strictly Private and Confidential

Precedent 2-Step All Cash Deals

Offer Summary	Arclight Capital / American Midstream Partners LP	Arclight Capital / TransMontaigne Partners LP	VTTI B.V. / VTTI Energy Partners LP	World Point Terminals, Inc. / World Point Terminals, LP
1st Offer Date	9/27/2018	7/9/2018	3/2/2017	4/4/2017
1st Offer Price	$6.10	$38.00	$18.75	$16.80
Premium to Unaffected	*6.1%*	*5.2%*	*1.9%*	*2.8%*
2nd Offer Date	3/18/2019	11/26/2018	5/8/2017	6/2/2017
2nd Offer Price	$5.25	$41.00	$19.50	$17.30
Premium to Unaffected	*(8.7%)*	*13.5%*	*6.0%*	*5.8%*
Days Between Offers	172	140	67	59

Performance Between Announcements


(10.6%)
(6.7%)
13.5%
(7.8%)
5.7%
(6.5%)
0.6%
(8.0%)

Offer Summary	Transcanada / Columbia Pipeline	Harold Hamm / Hiland Partners, LP	Kinder Morgan Take Private
1st Offer Date	9/26/2016	1/15/2009	5/29/2006
1st Offer Price	$15.75	$9.50	$100.00
Premium to Unaffected	*2.9%*	*20.3%*	*18.5%*
2nd Offer Date	11/1/2016	10/26/2009	8/28/2006
2nd Offer Price	$17.00	$10.00	$107.50
Premium to Unaffected	*11.1%*	*26.6%*	*27.4%*
Days Between Offers	36	284	91

Performance Between Announcements


(0.3%)
(5.2%)
(10.3%)
42.5%
23.5%
5.7%
Target Company
AMZ

Source: Company filings, Acquisition Press Release, Investor Presentations, FactSet.

1

Recent Take Private Transactions by Sponsor Arclight Capital / American Midstream Partners LP A September 27, 2018 • Arclight delivered a non-binding offer to acquire all of the issued and outstanding publicly held Common Units of the Issuer that are not owned by Arclight or its affiliates in exchange for $6.10 in cash for each such Common Unit representing a 6.1% premium to prior day’s closing and a 1.1% premium on a 20-day VWAP B March 18, 2019 • American Midstream Partners announces that it has entered into a definitive agreement and plan of merger with an affiliate of Arclight Capital for $5.25 per common unit, representing a 8.7% discount to the original unaffected date and a 13.0% discount on a 20-day VWAP to the original unaffected date The deal has not closed as of July 2, 2019 Price Change AMID AMZ Index 8/28/2018—9/27/2018 (6.5%) (4.0%) 9/27/2018—3/18/2019 (10.6) (6.7) 3/18/2019—7/2/2019 (0.6) (1.6) Price Performance 100.0% 88% 83% 80.0% 60.0% 40.0% Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 Jun-19 AMID AMZ Arclight Capital / TransMontaigne Partners LP A July 9, 2018 • Arclight delivered a non-binding offer to acquire all of the issued and outstanding publicly held Common Units of the Issuer that are not owned by Arclight or its affiliates in exchange for $38.00 in cash for each such Common Unit representing a 5.2% premium to prior day’s closing and a 1.4% premium on a 20-day VWAP B November 26, 2018 • TransMontaigne announces that it has entered into a definitive agreement and plan of merger with an affiliate of Arclight Capital for $41.00 per common unit, representing a 13.5% premium to the original unaffected date and a 9.4% premium on a 20-day VWAP to the original unaffected date C February 26, 2019 • TransMontaigne Partners completed its previously-announced merger with Arclight Price Performance Price Change TLP AMZ Index 6/9/2018—7/9/2018 (4.4%) (1.8%) 7/9/2018—11/26/2018 13.5 (7.8) 11/26/2018—2/26/2019 0.0 1.9 110.0% 108% 100.0% 90.0% 92% 80.0% 70.0% Jun-18 Jul-18 Sep-18 Oct-18 Dec-18 Jan-19 TLP AMZ Source: Company filings, Acquisition Press Release, Investor Presentations, FactSet. 2 Recent Take Private Transactions by Sponsor (Cont’d) VTTI B.V. / VTTI Energy Partners LP A March 2, 2017 • VTTI B.V. makes an initial offer of $18.75 cash per common unit of VTTI for all the outstanding publically held common units of the partnership, representing a 1.9% premium to the previous closing price and a 1.5% premium on the 20-day VWAP B May 8, 2017 • VTTI B.V. and VTTI enter into a definitive merger agreement to which VTTI B.V. will acquire all of the outstanding publically held common units of the partnership at a price of $19.50 per unit for cash, representing a 6.0% premium to the 1 day premium on the unaffected price as of 3/2/2017 and a 5.6% premium on the 20-day VWAP on the unaffected price as of 3/2/2017 Price Performance Price Change VTTI AMZ Index 1/31/2017—3/2/2017 (0.5%) 0.3% 3/2/2017—5/8/2017 5.7 (6.5) 5/8/2017—9/14/2017 0.3% (8.0%) A B 110.0% 105% 100.0% 90.0% 86% 80.0% 70.0% Jan-17 Mar-17 May-17 Jul-17 Sep-17 VTTI AMZ World Point Terminals, Inc. / World Point Terminals, LP A April 4, 2017 • World Point Terminals, Inc. sends a letter to the company with a non-binding tender offer to acquire outstanding common units of World Point Terminals, LP (WPT) for $16.80 per unit for cash, representing a 2.8% premium to the previous closing price and a 2.8% premium on the 20-day VWAP B June 2, 2017 • World Port Terminals, LP (WPT) has entered into a Transaction Agreement with World Point Terminals, Inc. to which the offeror has commenced a tender offer equal to $17.30 per unit for cash, representing a 5.8% premium to the 1 day premium on the unaffected price as of 4/3/2017 and a 5.9% premium on the 20-day VWAP on the unaffected price as of 4/3/2017 Price Performance Price Change WPT AMZ Index 3/5/2017—4/4/2017 1.9% (1.7%) 4/4/2017—6/2/2017 0.6 (8.0) 5/8/2017—7/9/2017 0.5% (0.1%) 110.0% 100.0% 90.0% 80.0% Mar-17 Apr-17 Jun-17 WPT AMZ Source: Company filings, Acquisition Press Release, Investor Presentations, FactSet. 3

Recent Take Private Transactions by Sponsor (Cont'd)

Harold Hamm / Hiland Partners, LP

A **January 15, 2009**

- Harold Hamm makes an initial offer of $9.50 cash per common unit of Hiland Partners LP (HLND) and $3.20 per Hiland Holdings GP unit that are not currently owned by Mr. Hamm, his affiliates or Hamm family trusts. The offer **represented a 20.3% premium to the previous closing price and a 29.5% premium on the 20-day VWAP**

B **April 20, 2009**

- Harold Hamm submits a revised bid of $7.75 cash per common unit of Hiland Partners unit and $2.40 per Hiland Holdings unit, citing adverse effects continued declines in natural gas prices and drilling activity along Hiland Partners' systems have had on the Hiland companies' current and long-term projected throughput volumes, midstream segment margins and cash flows since his original proposals were delivered on January 15. The revised offer **represented a 1.9% discount to the 1 day premium on the unaffected price as of 1/14/2009 and a 5.7% premium on the 20-day VWAP on the unaffected price as of 1/14/2009**

C **June 2, 2009**

- Hiland Partners LP, and its general partner Hiland Holdings GP agree to the sale of the companies to affiliate of Harold Hamm

D **October 26, 2009**

- Harold Hamm submits a revised bid of $10.00 cash per common unit of HLND. The revised offer **represented a 26.6% premium to the 1 day premium on the unaffected price as of 1/14/2009 and a 36.3% premium on the 20-day VWAP on the unaffected price as of 1/14/2009**

E **December 4, 2009**

- Harold Hamm and his affiliates complete the acquisition of all of the outstanding Highland Partners LP they did not already own

Price Change	HLND	AMZ Index
12/16/2008 - 1/15/2009	28.5%	5.7%
1/15/2009 - 4/20/2009	(10.1)	5.4
4/20/2009 - 10/26/2009	(0.3)	35.2
10/26/2009 - 12/4/2009	28.1	(1.7)

Price Performance


A
B
C
D
E
170.0%
130.0%
90.0%
50.0%
148%
148%
Dec-08
Feb-09
May-09
Jul-09
Sep-09
Dec-09
HLND
AMZ

Source: Company filings, Acquisition Press Release, Investor Presentations, FactSet.

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Selected Cash Tender Offers for MLPs

Zenith Energy US LP / Arc Logisitcs Partners LP

Purchase of GP and LP for Cash

A **August 29, 2017**

- Arc Logistics Partners LP (ARCX), Lightfoot Capital Partners GP and Lightfoot Capital Partners LP announced that they have entered in a Purchase Agreement and Plan of Merger with Zenith Energy U.S. LP pursuant to which Zenith will acquire Arc Logistics GP, LLC (ARCX's GP) and all of the outstanding common units in ARCX. Public unit holders will receive $16.50 per common unit in cash, **representing a 15.2% premium to the previous closing price and a 12.8% premium on the 20-day VWAP**

B **December 18, 2017**

- Arc Logistics Partners announced that at the special meeting of the Partnership's common unitholders held on December 18, 2017, the Partnership's unitholders voted to approve the Purchase Agreement and Plan of Merger

Price Change	ARCX	AMZ Index
7/30/2017 - 8/29/2017	6.4%	(8.1%)
8/29/2017-12/18/2017	0.3	0.4
12/18/217-12/21/2017	0.1	(1.1)

Price Performance


A
B
110.0%
100.0%
90.0%
80.0%
107%
91%
Jul-17
Sep-17
Oct-17
Dec-17
ARCX
AMZ

Enbridge Energy Partners LP / Midcoast Energy Partners LP

Take Private of LP by Sponsor

A **January 27, 2017**

- Enbridge announces that it has entered into a merger agreement through a wholly-owned subsidiary, whereby it will take private Midcoast Energy Partners LP (MEP) by acquiring all of the outstanding publicly-held common units of MEP for a purchase price of $8.00 per common unit in cash, **representing a 8.6% discount to the previous closing price and a 5.5% premium to the trailing 30-day VWAP**

B **April 27, 2017**

- Midcoast Energy Partners, L.P. completed its previously-announced merger with Enbridge

Price Change	MEP	AMZ Index
12/28/2016 - 1/27/2017	20.1%	6.5%
1/27/2017 - 4/27/2017	(4.8)	(4.6)

Price Performance


A
B
130.0%
120.0%
110.0%
100.0%
90.0%
114%
102%
Dec-16
Feb-17
Mar-17
MEP
AMZ

Source: Company filings, Acquisition Press Release, Investor Presentations, FactSet.

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Selected Cash Tender Offers for MLPs (Cont'd)

Energy Transfer Partners / PennTex

A May 18, 2017

- ETP announced a tender offer to purchase all outstanding common units of PTXP not already owned by ETP for $20.00 per common unit in cash (closing price on 5/18/2017 of $16.65 per unit), **representing a 20.1% premium to prior days closing price, a 19.5% premium to the 30-day average trading price and a 20.6% premium to the 20-day VWAP**
  - Tender offer contingent upon ETP owning at least 80% of outstanding PTXP common units
  - Expires on 6/19/2017

B June 19, 2017

- PennTex announced that 12,360,503 common units were tendered as of June 19th, 2017. Following the closing of the tender offer, ETP and its affiliates owned greater than 80% of the outstanding units, allowing ETP as the GP to exercise their right to acquire the remaining common units that were not tendered

C July 2, 2017

- PennTex completed its previously-announced merger with Energy Transfer

Price Change	PTXP	AMZ Index
4/18/2017 - 5/18/2017	(1.1%)	(4.9%)
5/18/2017 - 6/19/2017	19.9	(6.2)
6/19/2017 - 7/2/2017	0.2	4.1

Price Performance



A
B
C
119%
93%
120.0%
100.0%
80.0%
Apr-17
May-17
May-17
Jun-17
PTXP
AMZ

TransCanada / Columbia

A September 26, 2016

- CPPL announces an offer from TRP to acquire all outstanding common units of the Partnership for $15.75 per unit in cash, **representing a 2.9% premium to the previous closing price and a 11.3% premium to the 30-day average closing price**

B November 1, 2016

- TRP subsidiary announces the purchase of remaining outstanding CPPL units for $17.00 per unit in cash, **representing a 11.1% premium to the unaffected price and a 20.1% premium to the unaffected 30-day average closing price**

C February 16, 2017

- CPPL completed its previously-announced merger with TransCanada

Price Change	CPPL	AMZ Index
8/27/2016 - 9/26/2016	18.8%	0.4%
9/26/2016 - 11/1/2016	(0.3)	(5.2)
11/1/2016 - 2/16/2017	7.2	13.2

Price Performance



A
B
C
127%
108%
130.0%
110.0%
90.0%
Aug-16
Oct-16
Nov-16
Jan-17
CPPL
AMZ

Source: Company filings, Acquisition Press Release, Investor Presentations, FactSet.

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